Third Amendment to the
Retirement Plan for Employees of AllianceBernstein L.P.

    WHEREAS, AllianceBernstein L.P. (the “Company”) maintains the Retirement Plan for Employees of Alliance Bernstein L.P. (the “Plan”); and

    WHEREAS, pursuant to Section 13.01 of the Plan, the Company has the authority to amend the Plan, and pursuant to Section 14.01 of the Plan, the Company has the authority to terminate the Plan, each by action of its Board of Directors or a Committee thereof designated by such Board; and

    WHEREAS, the Board has delegated its authority under the Plan pursuant to Section 1.10 thereof to the Compensation Committee (the “Committee”) of the Board, which such authority includes the power to amend and terminate the Plan; and

WHEREAS, pursuant to resolutions dated May 22, 2024, the Compensation Committee of the Board of Directors has determined to terminate the Plan and make certain amendments thereto, including those required by law or otherwise desirable to effectuate the Plan termination; and

    WHEREAS, the Company desires to amend the Plan’s terms to reflect its termination, changes required by law as a result of its termination, and other desired changes relating to the termination.

    NOW THEREFORE, the Plan is hereby amended, effective June 10, 2024 or as otherwise specified below, as follows:

1.A new sentence is added to the beginning of Article I as follows:

Effective as of July 31, 2024 (the “Date of Plan Termination”), the Plan is terminated pursuant to Article XIV.

2.Section 1.47 of the Plan is hereby amended to read as follows:

1.47    “REQUIRED BEGINNING DATE”

(a)for a Participant who is not a five percent (5%) owner (as defined in Section 416 of the Code), April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s (i) Retirement or (ii) attainment of the following, as applicable (each, the “Applicable RMD Age”):
(1)age 70½, (for individuals born before July 1, 1949),
(2)age 72 (for individuals born between, inclusively, July 1, 1949, and December 31, 1950),
(3)age 73 (for individuals born between, inclusively, January 1, 1951 and December 31, 1959), or

(4)age 75 (for individuals born on January 1, 1960 and later; and only effective starting January 1, 2033).

(b)for a Participant who is a five percent (5%) owner (as defined in Section 416 of the Code), April 1 of the calendar year following the calendar year in which the Participant attains Applicable RMD Age.

3.Section 3.04(b) is hereby deleted in its entirety.

4.A new section, Section 3.05, is hereby added as follows:

Section 3.05    Notwithstanding anything to the contrary contained in this Plan, effective as of the Window Benefit Commencement Date:

(a)If the present value of a Participant’s nonforfeitable benefit does not exceed $7,000, the Participant’s Accrued Benefit shall be distributed in lump sum. No such distribution may be made after the Annuity Starting Date unless the Participant (or where the Participant has died, the Surviving Spouse) consents in writing to such distribution except as described in (b) below with respect to lump sum elections during the Benefit Election Window described in Appendix C.

(b)In the event that pursuant to the provisions of this Plan, a distribution of the Participant's Accrued Benefit that does not exceed $7,000 is to be made in accordance with the provisions of this Plan providing for an automatic distribution to a Participant and without the Participant's consent, and the Participant does not elect to have such distribution paid directly to an "eligible retirement plan" specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Plan Administrator shall direct that such benefit be transferred or distributed in accordance with applicable PBGC regulations. In the event that the Accrued Benefit of any Window Eligible Participant (as that term is defined in Appendix C) does not exceed $7,000 and such Window Eligible Participant does not elect a lump sum distribution option allowed by this subsection (b), then the Plan Administrator shall direct that such benefit be transferred to the PBGC in accordance with applicable PBGC regulations.

5.Section 4.05(a) is hereby deleted in its entirety.

6.Section 6.05(d)(2) is hereby amended to read as follows:

(d)    If the Beneficiary is the Participant’s surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier that December 31 of the calendar year in which the Participant would have attained his Applicable RMD Age.

7.Section 15.05 of the Plan is hereby amended to read as follows:

15.05    The Trustees shall serve without compensation for services as such. All expenses of the Trust shall be paid by the Trust unless paid by Employers. Such expenses shall include any expenses incidental to the operation of the Trust, including but not limited to fees of independent accountants, enrolled actuaries, legal counsel, investment advisors, other agents or specialists, similar costs, and reasonable fees and expenses associated with the Plan’s termination. The Employers may make advances or extend credit to the Plan for purpose of paying Plan benefits or expenses to the extent permitted, and in accordance with, applicable law. The Plan may reimburse an Employer for any reasonable fees and expenses paid directly by the Employer that could have been paid out of the Trust Fund, in accordance with ERISA Section 408(c) and guidance issued thereunder.

8.Section 16.01(e) of the Plan is hereby amended by adding the following paragraph at the end thereof, as follows:

For the avoidance of doubt, the Notice of Plan Benefits distributed in connection with the Plan’s termination shall be deemed to provide knowledge of errors or omissions regarding a Claimant’s benefits under the Plan. A Claimant has a right to bring an action under ERISA Section 502(a) following the mailing of the Notice of Plan Benefits. Such action must be filed no later than 180 days after the date of mailing of the Notice of Plan Benefits.

9.Section 17.06 of the Plan is hereby amended by adding new subsections (d) and (e) as follows:

(d)Any contribution to the Plan made by an Employer based on erroneous actuarial calculations, as allowed by Section 1.401-2(b)(1) of the Treasury Regulations, may be returned to such Employer at the direction of the Administrative Committee.

(e)Nothing herein shall be construed to prohibit the transfer of any contributions made by an Employer to Plan to a “Qualified Replacement Plan,” as defined under Code Section 4980(d)(2), provided that the Plan has been terminated and that all liabilities with respect to Participants and Beneficiaries have been satisfied.

10.Section 2.2(a) of Appendix A is hereby amended to read as follows:

(a)If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attached his Applicable RMD Age, if later.

11.A new section, Section 5.4, is hereby added to Appendix A as follows:

5.4 SECURE 2.0 Special Spousal Election. Effective January 1, 2024, and notwithstanding anything in the Plan to the contrary, if (i) Participant’s designated beneficiary is the Spouse, (ii) the Participant predeceases his Spouse, (iii) the Participant dies prior to his Required Beginning Date, and (iv) if the surviving Spouse so elects, then the surviving Spouse shall be treated as the Participant for the purposes of applying the regulations referred to in Code Section 401(a)(9)(B)(iii)(II), for determining the date on which distributions are required to begin under Code Section 401(a)(9)(B)(iii)(III), and, if the surviving Spouse dies before distributions begin, for determining payments under Code Section 401(a)(9)(B).

This Section 5.4 is intended to comply with Section 401(a)(9)(B)(iv) of the Code (as amended by Section 327 of the SECURE 2.0 Act) and any regulations and guidance subsequently issued thereunder, including such regulations and guidance for determining the time, manner, and advance notice of the election set forth in this Section 5.4.

12.The new Appendix C is hereby added to the Plan as follows:

APPENDIX C
TERMINATION BENEFIT ELECTION WINDOW PROGRAM

1.Incorporation in the Plan Document. The terms of this Appendix C shall be considered part of the Retirement Plan for Employees of AllianceBernstein L.P. plan document.

2.Eligibility. The single lump sum distribution option described in paragraph (4) below, as well as the immediate annuity option described in paragraph (5) below, will be available only to each Eligible Window Participant who makes a timely election during the Benefit Election Window Period. Any lump sum payment described in paragraph (4) below or immediate annuity described in paragraph (5) below will be calculated as of the Window Benefit Commencement Date.

3.Notice and Election Period. A formal notice describing the Benefit Election Window and all related election rights will be distributed to Eligible Window Participants on a date determined by the Plan Administrator. The Plan Administrator intends for the Benefit Election Window Period to open on a date following the Date of Plan Termination and close on the Offer Closing Date. Notwithstanding the foregoing, the Plan Administrator specifically reserves the right to change the timing for such Benefit Election Window Period to the extent it determines that a change in such period is advisable.

All distributions shall be subject to the notice, election, waiver, and consent requirements set forth in Sections 3.03, 4.04 and Article VI (which, with respect to an unmarried Participant, shall exclude any requirement to obtain Spousal Consent), and the applicable notice and consent requirements of Code Section 417 and 411(a)(11) and the Treasury Regulations thereunder. A Participant who elects to receive a lump sum distribution or immediate annuity under the Benefit Election Window pursuant to this paragraph (3) may subsequently choose to revoke that election at any time prior to the Window Benefit Commencement Date.

In addition to the election, waiver, and consent requirements described in the preceding paragraph, Eligible Window Participants must comply with any reasonable requests of the Plan Administrator related to payment of a benefit payable under the Benefit Election Window, which requests will be uniformly applied to similarly situated persons. Such requests may relate to required signature notarizations, proof of birthdate, marital status, or other requests related to the payment of benefits under this Benefit Election Window.

Any Eligible Window Participant who for any reason does not, by the Offer Closing Date, submit a written Benefit Election Window election in accordance with the rules and procedures established and determined by the Plan Administrator shall not be eligible to receive the lump sum distribution or immediate annuity described in paragraphs (4) or (5), respectively, below. Eligible Window Participants described in the preceding sentence shall include, but shall not be limited to, Participants who do not receive notification of the lump sum option because (i) the Plan Administrator has an incorrect address or no current address information; or (ii) because of a failure in the mail delivery process or other similar circumstance.
4.Lump Sum Amount Option. An Eligible Window Participant may elect to receive a single lump sum distribution at the Window Benefit Commencement Date; determined by calculating the present value of the single life annuity for such person as of their Normal Retirement Date or, if later, the Window Benefit Commencement Date. With respect to active Participants, the single lump sum distribution provided under this subsection will be calculated as if the active Participant terminated employment immediately prior to the Window Benefit Commencement Date.

5.Immediate Annuity Option. An Eligible Window Participant may, in lieu of the lump sum distribution option described in paragraph (4) above, elect to commence receiving his or her benefit as of the Window Benefit Commencement Date in the form of an immediately payable annuity which provides payments under the applicable normal or available optional forms, as described in Section 3.03 and Article VI of the Plan. The normal form of annuity payable to an Eligible Window Participant will be based on such Participant’s marital status as of the Window Benefit Commencement Date, and immediate annuity options provided under this subsection will be calculated in accordance with the normal terms of the Plan. Active Participants will be treated under this subsection as if they terminated employment immediately prior to the Window Benefit Commencement Date. For the avoidance of doubt, the early retirement factors that are normally applicable to annuity payment forms under the normal terms of the Plan shall also be applicable to those Participants who would not otherwise be eligible to elect to commence payment but for the Plan termination.

6.Definitions. For purposes of this Appendix C, the following definitions will apply:

(a)Benefit Election Window: A Benefit Election Window means the opportunity described in this Appendix C for an Eligible Window Participant to make a timely election for the single lump sum distribution option described in paragraph (4) above, or the immediate annuity option described in paragraph (5) above, during the Benefit Election Window Period.
(b)Benefit Election Window Period: Notwithstanding anything in the Plan to the contrary, the Benefit Election Window Period means a period of not less than 30 days established by the Plan Administrator following the Pension Benefit Guaranty Corporation’s approval of the termination of the Plan (which approval shall be conclusively deemed to have occurred upon expiration of the review period, including any extensions thereof, specified in Section 4041 of ERISA and regulations promulgated thereunder); provided, however, that the Plan Administrator specifically reserves the right to revise the Benefit Election Window Period described above if it determines that such change or revision is advisable.
(c)Eligible Window Participant: An Eligible Window Participant means (A) a Participant who is not in payment status as of the first day of the Benefit Election Window Period (for the avoidance of doubt, this category shall include Participants who previously experienced a Termination of Employment and received a lump sum distribution of such Participant’s entire Accrued Benefit but who have since resumed employment and accrued additional benefits under the Plan); or (B) an eligible Surviving Spouse, Beneficiary, or alternate payee of a Participant due a benefit under the Plan and who is not in payment status as of the first day of the Benefit Election Window Period. Provided that each Eligible Window Participant in (A) or (B) above has his or her status as an Eligible Window Participant conditioned on the Plan completing a standard termination within the meaning of ERISA Section 4041(b), including the purchase of an irrevocable commitment in the form of a group annuity contract as provided in ERISA Section 4041(b)(3). Notwithstanding the foregoing, an Eligible Window Participant may not be a party to a currently pending domestic relations order concerning the Plan or a prior domestic relations order that was previously determined to be “qualified” where the terms of such qualified domestic relations order prohibit the payment of a lump sum. Notwithstanding anything herein to the contrary, any otherwise Eligible Window Participant will not be eligible for the Benefit Election Window if the Participant has experienced a Termination of Employment, is not currently an Employee of the Employer, and has a Normal Retirement Date that occurs prior to the Window Benefit Commencement Date.
(d)Offer Closing Date: The Offer Closing Date means the latest permissible date on which an Eligible Window Participant may elect to receive a lump sum distribution or other payment under the provisions of this Appendix C. Such date shall be a specified number of days following the first day of the Benefit Election Window Period, as designated by the Plan Administrator and; provided, further, that the Plan Administrator may choose to permit extensions of this date in its discretion, provided that such extensions are applied on a uniform and nondiscriminatory basis to all similarly situated persons.
(e)Window Benefit Commencement Date: The Window Benefit Commencement Date means the date determined by the Plan Administrator upon which distributions under this Appendix C shall begin, and which date shall be as soon as administratively practicable following the last day of the Benefit Election Window Period.

    IN WITNESS WEREOF. The undersigned who is duly authorized has executed this amendment on this June 10, 2024.

                            ALLIANCEBERNSTEIN L.P.

                            By:

                            Title:

37868536.7